Exhibit 10.11
ENVIRONMENTAL INDEMNIFICATION AGREEMENT
THIS ENVIRONMENTAL INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of the 2nd day of November, 2020, by and among KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company ("Borrower" or "Indemnitor"), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (“Administrative Agent”) for itself as a “Lender” and the other “Lenders” under the Loan Agreement (referred to below) and other Indemnified Parties (as defined below).
RECITALS
Pursuant to the terms of that certain Revolving and Term Loan Agreement of even date herewith among Borrower, the Lenders party thereto from time to time and Administrative Agent (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), the Lenders are prepared to loan to Borrower up to the maximum principal sum of $375,000,000.00 (the “Loan”).
Borrower is the owner of the Land and the Improvements (as such terms are defined in the Loan Agreement).
The Lenders are unwilling to make the Loan to Borrower unless Indemnitor agrees jointly and severally to provide the indemnifications, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.
Indemnitor is entering into this Agreement to induce Administrative Agent and the Lenders to enter into the Loan Agreement and to induce the Lenders to make the Loan.
AGREEMENT
NOW, THEREFORE, in order to induce Administrative Agent and the Lenders to enter into the Loan Agreement and to induce the Lenders to make the Loan to Borrower, and in consideration of the substantial benefit Indemnitor will derive from the Loan, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Indemnitor, Indemnitor hereby jointly and severally covenants and agrees as follows:
1.Defined Terms and Certain Rules of Construction.
(a)All capitalized terms used herein and not defined have the meanings ascribed to them in the Loan Agreement. As used in this Agreement, the term (i) "Department of Environmental Protection" means the Governmental Authority(ies) in the state(s), commonwealth(s) or district(s) where the Property (defined below) is located that is responsible for protecting human health and/or the environment; (ii) "Indemnified Party" means Administrative Agent and the Lenders, as well as the respective parents, directors, officers, shareholders, partners, members, employees, agents, contractors, licensees, invitees, affiliates, subsidiaries, participants, successors and assigns of Administrative Agent and each Lender (including any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan (but excluding any third party that acquires title to the Property through a foreclosure sale) and including any successors by merger, consolidation or acquisition of all or a substantial portion of any Administrative Agent's or any Lender's assets and business); (iii) "Losses" means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including strict liability), obligations, debts, fines, penalties, charges, costs of remediation, cleanup, abatement,

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decontamination, removal, disposal and compliance (whether or not voluntarily performed), amounts paid in settlement, litigation costs (prior to trial, at trial and on appeal), reasonable attorney's fees (including in-house counsel and outside counsel), engineer's fees, consultants' fees, and investigation costs (including sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or rewards; (iv) "Property" means the Land, the Equipment and the Improvements; and (v) "Environmental Claim" means any complaint, action, notice, order, claim, investigation, judicial or administrative proceeding or action, or other similar claims or communications from any Person involving or alleging any non-compliance with any Environmental Law or the existence of any unsafe or hazardous condition resulting from or related to any Hazardous Substance in, upon, under, over or from the Property. Any defined term used in the plural refers to all members of the relevant class and any defined term used in the singular refers to any number of the members of the relevant class. Any defined term may be used in the past, present or future tense.
(b)Any reference to any Loan Document or other document includes such document both as originally executed and as it may from time to time be amended, restated, supplemented or modified. References herein to Articles, Sections, Paragraphs and Exhibits will be construed as references to this Agreement unless a different document is named. References to subparagraphs will be construed as references to the same Section or Paragraph in which the reference appears. The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean “including (include) without limitation”. The terms “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refers to this Agreement as a whole and not to any particular provision of this Agreement.
(c)In the event of any inconsistency between the provisions of this Agreement and the provisions of the Loan Agreement, the provisions of the Loan Agreement govern.
2.Covenants. Indemnitor covenants and agrees as follows:
(a)Indemnitor will not, and will not allow or permit any other Person to, place, use, spill, store, locate, generate, produce, create, process, treat, handle, transport, incorporate, or Release any Hazardous Substance in, upon, under, over, at, on or from the Property, in violation of Environmental Laws, and will not cause, allow or permit any Hazardous Substance to be present at, on, or in any structures, buildings, soils, subsoils or groundwater at, on, or under the Property at levels which exceed any standard, or remediation cleanup objective, established by or under any Environmental Law. Indemnitor will cause all Hazardous Substances in excess of such levels found at, in, upon, over, from, on or under the Property, to be properly removed therefrom and properly disposed at Indemnitor's sole cost and expense, in accordance with all applicable Environmental Laws. At a minimum and regardless of the source of the Hazardous Substance, Indemnitor will, as soon as practical and in any event within any time period required under any Environmental Law after obtaining knowledge thereof, remove from the structures, buildings, soils, subsoils and groundwater any and all Hazardous Substances present at levels above clean-up objectives established by the Department of Environmental Protection for the current use of the Property, and will decontaminate, cleanup and conduct corrective action to eliminate the presence of Hazardous Substances to the extent required by Environmental Laws at levels above the state/commonwealth/district-approved levels for the current use of the Property. Indemnitor will not install or permit to be installed any underground storage tank on or under the Property, and will comply with all Environmental Laws applicable to the Property. Notwithstanding the above or any other provisions of this Agreement to the contrary, Indemnitor may permit to be handled (but not spilled, released or discharged) at the Property small quantities of Hazardous Substances that are customarily

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stored or used in the ordinary course of business of managing and operating buildings of the type located on the Property and that do not create any significant risk of environmental contamination ("Permitted Hazardous Substances"), provided that all Permitted Hazardous Substances must be stored and used in strict accordance with all applicable Environmental Laws and shall be subject to all covenants, indemnities and other provisions of this Agreement.
(b)Intentionally Deleted.
(c)Indemnitor will, promptly after obtaining knowledge thereof, advise Administrative Agent in writing of (i) the presence of any Hazardous Substance in any structures, buildings, soils, subsoils or groundwater at, on or under the Property exceeding levels permitted under this Agreement, (ii) any activity in violation of any applicable Environmental Law relating to the Property, (iii) any governmental or regulatory actions (including information requests) instituted or threatened in writing under any Environmental Law affecting the Property, including any notice of inspection, abatement, noncompliance or potential liability, (iv) all claims made or threatened in writing by any third party against any Indemnitor or the Property relating to any Hazardous Substance or a violation of any Environmental Law, (v) discovery by any Indemnitor of any occurrence or condition on or under the Property or on or under any real property adjoining or in the vicinity of the Property which could subject any Indemnitor, any Lender, Administrative Agent, or the Property to a claim under any Environmental Law or to any restrictions on ownership, occupancy, transferability or use of the Property under any Environmental Law, and (vi) any event which would render any representation or warranty contained herein, or in the Loan Agreement relating to environmental matters incorrect in any material respect if made at the time of discovery. Indemnitor will promptly deliver to Administrative Agent copies of all orders, notices, permits, applications, or other communications and reports, and of such other documentation or records as Administrative Agent may reasonably request, relating to any such activity, Environmental Law, violations, actions, claims, discovery or event which Indemnitor receives or which are susceptible of being obtained by Indemnitor without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same.
(d)If Indemnitor or any other Person undertakes any investigation or corrective action, including any response, cleanup, removal, decontamination or other remedial action, pursuant to any requirement of any Environmental Law, Indemnitor will obtain and deliver to Administrative Agent a written report, in form and substance reasonably acceptable to Administrative Agent, from the Department of Environmental Protection indicating there is no further remediation or cleanup required.
(e)Indemnitor agrees to keep the Property free and clear of all Environmental Liens (provided Borrower shall have the right to contest such liens in accordance with the terms contained in the applicable Security Instrument for disputing liens).
(f)Without limiting the generality of Paragraph 2(a) hereof, in the event the Administrative Agent has reason to believe that Hazardous Substances are present at, on or under the Property, or another environmental hazard exists at, on or under the Property, that in either case does not, in the reasonable discretion of Administrative Agent, endanger any tenants or other occupants of the Property or their guests or the general public or materially and adversely affect the value of the Property, upon reasonable notice from Administrative Agent in writing no more frequently than once every 12 months or at any time if an Event of Default exists, Indemnitor shall, at Indemnitor's sole cost and expense, promptly cause an engineer or consultant satisfactory to Administrative Agent to conduct any non-invasive environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Administrative Agent) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing, to the extent recommended by any Phase I environmental site assessment for such Property, and promptly deliver to Administrative Agent the results of any such

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assessment, audit, sampling or other testing (and Administrative Agent and the other Indemnified Parties will be entitled to rely on such reports and other results thereof); provided, however, if such results are not delivered to Administrative Agent within a reasonable period or if Administrative Agent has reason to believe that Hazardous Substances are present at, on or under the Property exceeding the levels permitted under this Agreement, or an environmental hazard exists at, on or under the Property that, in the judgment of Administrative Agent, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon 24 hours prior notice to Indemnitor, the Indemnified Parties and any other Person designated by Administrative Agent, including any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times (subject to the rights of tenants under their leases) to assess any and all aspects of the environmental condition of the Property and its use, including conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Administrative Agent) and, to the extent recommended by any Phase I environmental site assessment, taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing all at Indemnitor's sole cost and expense. Indemnitor must reasonably cooperate with and provide the Indemnified Parties and any such Person designated by Administrative Agent with access to the Property, subject to the rights of tenants under their leases.
3.Indemnity. Indemnitor will indemnify and defend the Indemnified Parties from and against, will release and hold the Indemnified Parties harmless from and against, and will reimburse the Indemnified Parties for, any and all Losses imposed upon, incurred by or asserted against the Indemnified Parties (whether such Losses occur prior to or during the continuance of an Event of Default or prior to or after a foreclosure or deed in lieu of foreclosure transaction, except as provided in the last sentence below in this Section 3) resulting from any breach of the covenants set forth in Paragraph 2 hereof, from a failure by any Indemnitor to perform any of its obligations hereunder with respect to any Hazardous Substance, any Environmental Law or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from the Property, whether or not any Indemnitor is responsible therefor, or whether or not it was placed, located, deposited or Released by any Indemnitor, it being the intent of Indemnitor that the Indemnified Parties will have no liability or responsibility for damage or injury to human health, the environment or natural resources for investigation, abatement, clean-up, decontamination, removal or disposal of, or otherwise with respect to, Hazardous Substances, or for any violation or alleged violation of any Environmental Law by virtue of the interest of Administrative Agent or the Lenders in the Property or as the result of Administrative Agent and/or the Required Lenders exercising any of their respective rights or remedies under the Security Instrument, or at law or in equity, including becoming the owner thereof by foreclosure or other sale or conveyance in lieu thereof, or from any misrepresentation or inaccuracy in any representation or warranty or breach or failure to perform any covenants or other obligations pursuant to this Agreement or the Loan Agreement relating to environmental matters. The foregoing covenants of Paragraph 2 and of this Paragraph 3 will be deemed continuing covenants for the benefit of the Indemnified Parties and, subject to the provisions of Paragraph 4 below, will survive any Event of Default, the satisfaction or release of the Security Instrument, any foreclosure of or other sale under the Security Instrument and/or any acquisition of title to the Property or any part thereof by any Indemnified Party, by deed in lieu of foreclosure or otherwise, and also will survive the repayment or any other satisfaction of the Obligations. Any amounts covered by the foregoing indemnification will bear interest from the date incurred at the Default Rate and will be payable on demand. Indemnitor agrees that its obligations under this Agreement are separate from, independent of and in addition to its obligations, if any, under the Notes, the Security Instrument, the Loan Agreement, the Assignment of Leases and the Guaranties. Indemnitor will reimburse Administrative Agent, the Lenders and the other Indemnified Parties for all costs and expenses, including attorneys' fees and expenses incurred in connection with the enforcement of this Agreement, including those incurred in any case, action, proceeding or claim under Title 11 of the United States Code, 11 U.S.C. Section 101, et seq., as may be amended from time to time,

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or any successor statute, or any other insolvency laws. Notwithstanding anything stated to the contrary herein, the indemnity set forth in this Paragraph 3 shall not apply to Indemnitor to the extent it is triggered by Losses solely arising out of the gross negligence or willful misconduct of Administrative Agent, any Lender, or any of their respective agents or any other Indemnified Party. Additionally, notwithstanding anything stated to the contrary in this Agreement, the foregoing indemnity shall not extend to any liabilities or claims to the extent (and only to the extent) caused by any new condition (i.e., to the extent not previously existing, whether or not previously known) arising after an Indemnified Party has acquired possession or ownership of the Property (unless such "new" condition resulted from, is a consequence of, or is otherwise related to a substance or other condition which existed prior to such acquisition of possession or ownership by an Indemnified Party).
4.Limitation of Indemnitor’s Liability. Notwithstanding any provision of this Agreement to the contrary, if, through the exercise of Administrative Agent's or the Lenders' rights under the Loan Agreement, the Notes or any other Loan Document, an Indemnified Party or its Affiliate obtains ownership of the Property, Indemnitor will not be liable to the Indemnified Parties for any liabilities if and to the extent that Indemnitor can conclusively prove in a final judgment from a court of competent jurisdiction that (a) the event which gave rise to such liabilities first arose after the applicable Indemnified Party or Affiliate acquired ownership of the Property, (b) Indemnitor has not contributed in any way to the cause, existence or occurrence of such liabilities, and (c) the events resulting (or with the passage of time eventually result) in any such liabilities did not exist or occur prior to the time of such acquisition of ownership by the applicable Indemnified Party or its Affiliate.
Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, Indemnitor shall have the right to terminate its continuing liability under this Agreement upon fulfillment of each of the following conditions to the reasonable satisfaction of Administrative Agent:
(a)Administrative Agent and Lenders shall have received Non-Contestable Payment in full of all of the Obligations, including but not limited to repayment in full of the Notes, but excluding any of the Obligations which might arise in the future (but as to which no claim has then arisen) under the provisions of this Agreement. The term "Non-Contestable" shall mean the receipt of payment of the Notes or other satisfaction of all of the Obligations and the expiration of all periods of time within which a claim for the recovery of a preferential payment, or fraudulent conveyance, or fraudulent transfer, in respect of payments received by Administrative Agent or any Lender as to the Obligations could be filed or asserted with (i) no such claim having been filed or asserted, or (ii) if so filed or asserted, the final, non-appealable decision of a court of competent jurisdiction denying the claim or assertion.
(b)Indemnitor shall have delivered to Administrative Agent a current environmental site assessment for the Property and such report does not disclose the existence of any violation of any Environmental Law or any Environmental Claims applicable to the Property, which report shall be dated, or last updated, to a date which is not earlier than the date on which the Security Instruments securing the Property are discharged or released of record.
(c)No Environmental Claim shall be pending or threatened in writing with respect to the Property.
(d)The Notes have been repaid without Administrative Agent or any Lender or any affiliate thereof ever having taken actual or constructive possession of any of the Property (or any portion thereof), through either: (i) the appointment of a receiver, or (ii) any other exercise of Administrative Agent's or Lenders' rights and remedies following an Event of Default.

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(e)At least twelve (12) months have passed since the date the principal, interest and fees due Lenders in respect of the Notes were paid in full (without regard to the passage of time required to establish Non-Contestable Payment) and no claim has been asserted for which any indemnification is provided for in this Agreement.
Such termination of Indemnitor's liability under this Agreement shall become effective only upon the delivery by Administrative Agent to Indemnitor of a specific written acknowledgment of the satisfaction of the foregoing conditions and the termination of such obligations, which acknowledgment Administrative Agent agrees to provide unless Administrative Agent makes the good faith determination that the conditions to such termination have not been satisfied.
5.Intentionally Deleted.
6.Representations, Warranties and Covenants; Incorporated By Reference. Except as specifically disclosed in the Environmental Report, to Indemnitor's actual knowledge: (i) no Hazardous Substances are now or have ever been placed, stored, located, generated, produced, created, processed, treated, transported, incorporated or Released in, upon, under, over or from the Property, except for Hazardous Substances used in the ordinary course of Borrower's or Borrower's tenants' businesses or in the routine maintenance and operation of the Property, in either case in strict compliance with Environmental Laws; (ii) no threat exists of a Release upon or from the Property; (iii) the Property has not ever been used as or for a mine, landfill, a dump or other disposal facility, or for industrial or manufacturing purposes, or a gasoline service station; (iv) no underground storage tank is now located in the Property nor has any underground storage tank previously been located on the Property; (v) no violation of any Environmental Law now exists or has ever existed in, upon, under, over or from the Property, no notice of any such violation or any alleged violation thereof has been issued or given by any Governmental Authority, and there is not now nor has there ever been any investigation or report involving the Property by any Governmental Authority which in any way relates to Hazardous Substances; (vi) there are not now, nor have there ever been, any actions, suits, proceedings or damage settlement relating in any way to Hazardous Substances, in, upon, under, over or from the Property; (vii) the Property is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites or any other list, schedule, log, inventory or record of Hazardous Substance sites maintained by any Governmental Authority; and (viii) the Property is not subject to any Environmental Lien.
7.Operations and Maintenance Programs. If recommended by the Environmental Report or any other assessment or audit of the Property (including any assessment or audit performed after the date hereof), Indemnitor will, upon Administrative Agent’s written request, implement and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Administrative Agent, prepared by an environmental consultant reasonably acceptable to Administrative Agent, which program shall address any asbestos-containing material, lead based paint, mold and/or other applicable conditions that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, with respect to such operations and maintenance programs, Administrative Agent may require (a) periodic notices or reports to Administrative Agent in form, substance and at such intervals as Administrative Agent may reasonably specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters and (c) supplemental examination of the Property by consultants specified by Administrative Agent.
8.No Other Agreement, Defense. Indemnitor warrants to Administrative Agent for the benefit of Administrative Agent and the Lenders that: (a) no other agreement, representation or special condition exists between Indemnitor and Administrative Agent or the Lenders regarding the liability of

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Indemnitor hereunder, nor does any understanding exist between Indemnitor and Administrative Agent or the Lenders that the obligations of Indemnitor hereunder are or will be other than as set forth herein; and (b) as of the date hereof, Indemnitor has no defense whatsoever to any action or proceeding that may be brought to enforce this Agreement.
9.Intentionally Deleted.
10.Waiver of Notice. Except for notices expressly provided for in the Loan Documents, Indemnitor waives any and all notice (other than as specifically set forth herein) with respect to: (a) acceptance by Administrative Agent of this Agreement or any of the Loan Documents; (b) the provisions of any of the Loan Documents or any other instrument or agreement relating to the obligations guaranteed hereunder; and (c) any default in connection with the obligations guaranteed hereunder.
11.Waiver of Presentment, Etc. Except for notices expressly provided for in the Loan Documents, Indemnitor waives any presentment, demand, notice of dishonor or nonpayment, protest and notice of protest in connection with the obligations specifically set forth herein or in the Loan Documents.
12.Intentionally Deleted.
13.Administrative Agent’s Rights. The liability of Indemnitor under this Agreement will in no way be limited or impaired by, and Indemnitor hereby waives any defense hereunder based on any claim that Indemnified Parties have done any of the following, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Agreement, the Notes, the Security Instrument or any other Loan Document to or with Administrative Agent and/or the Lenders by Borrower or any Person who succeeds Borrower or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement will in no way be limited or impaired by, and Indemnitor waives any defense hereunder based on any claim that Indemnified Parties have done any of the following: (a) any extensions of time for performance required by the Notes, the Loan Agreement, the Security Instrument or any of the other Loan Documents, (b) any sale or transfer of all or part of the Property, (c) any exculpatory provision in the Notes, the Loan Agreement, the Security Instrument, the Guaranties or any of the other Loan Documents, (d) the accuracy or inaccuracy of the representations and warranties made by Borrower or Guarantor under the Notes, the Loan Agreement, the Security Instrument or any of the other Loan Documents or herein, (e) the release of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Administrative Agent’s or any Lender’s voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Loan, (g) Administrative Agent’s failure to record the Security Instrument or to file any Uniform Commercial Code financing statements (or Administrative Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan; and, in any such case, whether with or without notice to any Indemnitor and with or without consideration, (h) any neglect, delay or forbearance by Administrative Agent or the Lenders in demanding, requiring or enforcing payment or performance of the obligations and liabilities of Indemnitor under this Agreement, or (i) any receivership, bankruptcy, insolvency or dissolution of any Indemnitor or any affiliate thereof.
14.Event of Default. It will be an Event of Default if: (a) Indemnitor fails to pay any sums as required pursuant to the terms of this Agreement or in any other document provided in relation hereto; (b) Indemnitor fails to observe or perform any covenant, representation, warranty, obligation or agreement in this Agreement or in any other document provided in relation hereto; (c) any covenant, representation or warranty by Indemnitor contained in this Agreement or in any other document provided in relation hereto is now or hereafter false or incorrect in any material respect, and (d) as to any of the events described in clauses (a), (b) or (c) above, Indemnitor fails to cure the same, in the case of any

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monetary default within fifteen (15) days, and in the case of any non-monetary default within thirty (30) days, after notice from Indemnitee to Indemnitor thereof (unless a different cure period is specifically provided for, in which case such provision shall control). Upon the occurrence of any Event of Default, Administrative Agent and/or the Lenders, as applicable, may exercise any and all rights and remedies specified hereunder and/or under the Loan Documents, and any other rights and remedies which it may have at law, in equity or under statute.
15.Intentionally Deleted.
16.Notices. Indemnitor agrees that all notices, statements, requests, demands and other communications made pursuant to or under this Agreement will be made in the manner set forth in the Loan Agreement.
17.Entire Agreement; No Oral Modifications. The Loan Documents supersede all prior written or oral understandings and agreements with respect thereto and no modification or waiver of any provision of this Agreement will be effective unless set forth in writing and signed by the parties hereto.
18.Joint and Several Liability. Each Indemnitor which may be party to this agreement from time to time is jointly and severally liable hereunder. All representations, warranties and covenants made hereunder are made by each Indemnitor party hereto, unless the context requires otherwise.
19.Binding Effect; Waivers; Cumulative Rights and Remedies. The provisions of this Agreement inure to the benefit of and are binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned by Indemnitor voluntarily, by operation of law or otherwise, without the prior written consent of Administrative Agent. No delay on the part of Administrative Agent in exercising any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which will be continuing. The rights and remedies of Administrative Agent specified in this Agreement are in addition to, and not exclusive of, any other rights and remedies which Administrative Agent would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Administrative Agent’s and the Required Lenders’ rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.
20.Severability. Wherever possible, each provision of this Agreement must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
21.Discretion. Whenever, pursuant to this Agreement or any of the other Loan Documents, Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to Administrative Agent, or Administrative Agent exercises any right to grant or withhold consent, or Administrative Agent exercises its discretion in making any decision or judgment, the decision or judgment of Administrative Agent will, except as is otherwise specifically herein provided, be in the sole and absolute discretion of Administrative Agent and will be final and conclusive.
22.Sale of Loan or Participations. Indemnitor acknowledges and agrees to the provisions contained in Sections 10.10 and 10.11 of the Loan Agreement and such sections are incorporated herein

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by reference. Indemnitor further agrees that any Lender may elect, subject to and in accordance with the terms of the Loan Agreement, at any time and from time to time, both before and after the occurrence of an Event of Default to the extent permitted under the Loan Agreement, to sell, assign or encumber all or a portion of the Loan and the Loan Documents, or grant, sell, assign or encumber participations in all or any portion of its rights and obligations under the Loan and the Loan Documents, and that the indemnity obligations of Indemnitor under the Loan Documents will also apply with respect to any purchaser of the Loan (or any portion thereof), assignee, Lender or participant (subject to Sections 10.10 and 10.11 of the Loan Agreement) without any additional notice to or consent from Indemnitor, except as expressly provided under the Loan Agreement. Indemnitor hereby acknowledges and agrees that each Lender may disclose any and all information in such Lender’s possession to any Transferee subject to and in accordance with Section 10.10(e) of the Loan Agreement.
23.Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals, and each duplicate original will be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which will be deemed an original and all of which together constitute a fully executed Agreement even though all signatures do not appear on the same document.
24.Waiver of Offsets; Defenses; Counterclaims. Indemnitor hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent and/or the Lenders to offset any obligations to make the payments required by the Loan Documents. No failure by Administrative Agent to perform any of its obligations hereunder will be a valid defense to, or result in any offset against, any payments which Indemnitor is obligated to make under any of the Loan Documents. No action or proceeding brought or instituted under this Agreement and no recovery made as a result thereof will be a bar or defense to any further action or proceeding under this Agreement.
25.Costs. Indemnitor agrees to pay all costs and expenses, including reasonable attorneys’ fees (both in-house counsel and outside counsel), incurred by Administrative Agent in enforcing this Agreement against Indemnitor.
26.No Election of Remedies. Indemnitor acknowledges that Administrative Agent may, in its sole discretion, elect to enforce this Agreement for the benefit of itself and the Lenders against Indemnitor without any duty or responsibility to pursue any other Person and that such an election by Administrative Agent will not be a defense to any action Administrative Agent may elect to take against Indemnitor.
27.Governing Law; Waiver of Jury Trial; Jurisdiction. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, AND ANY LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO NATIONAL BANKS.

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TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR AND ADMINISTRATIVE AGENT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN AND/OR THE LOAN DOCUMENTS. INDEMNITOR, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF ILLINOIS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF ILLINOIS, (C) SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (D) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN WILL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). INDEMNITOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO INDEMNITOR AT THE ADDRESSES FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE WILL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN WILL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).
28.Document Imaging, Electronic Transactions and the UETA. Without notice to or consent of Indemnitor, Administrative Agent may create electronic images of this Agreement and the other Loan Documents and destroy paper originals of any such imaged documents. Provided that such images are maintained by or on behalf of Administrative Agent as part of Administrative Agent’s normal business processes, Indemnitor agrees that such images have the same legal force and effect as the paper originals, and are enforceable against Indemnitor. Furthermore, if applicable, Indemnitor agrees that Administrative Agent may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, the UETA, with the image of such instrument in Administrative Agent’s possession constituting an “authoritative copy” under the UETA.
29.Limited Recourse Provision. Except as to Guarantor as set forth in the Guaranties, Administrative Agent and Lenders shall have no recourse against, nor shall there be any personal liability to, the members of Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Borrower (except for Guarantor as provided in the Guaranties) with respect to the obligations of Borrower and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Borrower's liability or obligations under the Loan Documents, Guarantor's liability or obligations under the Guaranties or Administrative Agent's right to exercise any rights or remedies against any collateral securing the Loan.
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SMRH:4822-9207-2906.8	–10–	Accenture Tower – Environmental Indemnification Agreement
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IN WITNESS WHEREOF, Indemnitor has duly executed this Environmental Indemnification Agreement, under seal, as of the day and year first above written.
INDEMNITOR:
KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XI, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

SMRH:4822-9207-2906	S–1	Accenture Tower – Environmental Indemnification Agreement
0YWK-314211